UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                February 25, 2005
                Date of Report (Date of earliest event reported)


                             DOLLAR FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                      000-50866               23-2636866
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
Incorporation or Organization)          file number)         Identification No.)


                              1436 Lancaster Avenue
                              Berwyn, PA 19312-1288
                    (Address of principal executive offices)


                                 (610) 296-3400
              (Registrant's telephone number, including area code)

                              Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On February 25, 2005, we notified The NASDAQ Stock Market that we had become aware that a member of our audit committee was not independent for purposes of the audit committee composition requirements of NASDAQ Rule 4350(d)(2)(A) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. This director is no longer a member of our audit committee.

     The information set forth under Item 5.02 of this report on Form 8-K is hereby incorporated in Item 3.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 25, 2005, our Board of Directors increased the size of our Board from 7 to 8 members and elected Luke Johnson as a Class B director to fill the vacancy created by such increase. Mr. Johnson has also been elected to serve on the audit committee of the Board. We are in full compliance with the audit committee composition requirements of NASDAQ Rule 4350(d)(2)(A) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

     A press release dated February 28, 2005 announcing the election of Mr. Johnson to the Board is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

         (c)  Exhibits

         99.1     Press release dated February 28, 2005

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           DOLLAR FINANCIAL CORP.



Dated:  March 3, 2005                      By: /s/ Randy Underwood
                                           -------------------------------
                                           Randy Underwood
                                           Executive Vice President and Chief
                                           Financial Officer








                                  EXHIBIT INDEX

Exhibit No.                Description

     99.1                  Press release dated February 28, 2005